CUSTODIAN AGREEMENT



                                     BETWEEN



                         PIONEER FUNDS DISTRIBUTOR, INC.



                                       AND



                       STATE STREET BANK AND TRUST COMPANY


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                                TABLE OF CONTENTS
                                                                            PAGE

I. PIONEER INDEPENDENCE PLANS AND CUSTODIANSHIP..............................2

         A. PIONEER INDEPENDENCE PLANS.......................................2
                  1.   NATURE OF PIONEER INDEPENDENCE PLANS..................2

                  2.   CHANGES IN PIONEER INDEPENDENCE PLANS.................2

         B.   CUSTODIAN......................................................3
                  1.   QUALIFICATION.........................................3

                  2.   CUSTODIANSHIP.........................................5

                  3.   TERMINATION OF CUSTODIANSHIP..........................6

         C.   SPONSOR........................................................6
                  1.   TERMINATION OF OBLIGATIONS............................6


II.  CUSTODIAN'S FUNCTIONS...................................................9

         A.   PROCESSING OF PLAN INVESTMENTS.................................9
                  1.   ISSUANCE OF NEW PLANS.................................9

                  2.   APPLICATION OF INVESTMENTS UNDER ISSUED AND
                       OUTSTANDING PLANS....................................10

                  3.   ADDITIONAL NOTICES...................................12

                  4.   REINVESTMENT OF DIVIDENDS............................13

                  5.   ACCELERATION OF INVESTMENTS..........................14

                  6.   EXTENDED INVESTMENT OPTION...........................15

                  7.   CHANGES IN FACE AMOUNT...............................15

                  8.   RIGHTS OF ACCUMULATION...............................17

                  9.    PLAN REINSTATEMENT PRIVILEGE........................18

                  10.  TAX-QUALIFIED RETIREMENT ACCOUNTS....................18

                  11.  RECORDKEEPING........................................18

         B.   PROCESSING OF REFUNDS, SURRENDERS, WITHDRAWALS,
              LIQUIDATIONS, TRANSFERS, ASSIGNMENTS,  TERMINATIONS
              AND COMPLETIONS...............................................19
                  1.   GENERAL..............................................19

                  2.   REFUND...............................................20

                  3.   EIGHTEEN MONTH SURRENDER.............................20

                  4.   PARTIAL WITHDRAWAL AND LIQUIDATION...................22

                  5.   SYSTEMATIC WITHDRAWAL PROGRAM........................23


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                  6.   TRANSFER OR ASSIGNMENT...............................24

                  7.   TERMINATION OF PLANS.................................24

                  8.   COMPLETION...........................................26

         C.   PURCHASE, SALE, MAINTENANCE, VOTING AND SUBSTITUTION
              OF FUND SHARES................................................28
                  1.   PURCHASE AND SALE OF FUND SHARES.....................28

                  2.   MAINTENANCE..........................................31

                  3.   STATEMENTS...........................................32

                  4.   VOTING OF FUND SHARES................................33

                  5.   SUBSTITUTION.........................................33

                  6.   FURNISHING OF INFORMATION............................34

         D.   DUTIES........................................................34
                  1.   DUTIES...............................................34

         E.   FEES AND CHARGES..............................................36
                  1.   REMUNERATION.........................................36

                  2.   PAYMENTS TO SPONSOR..................................37


III.  SPONSOR'S FUNCTION....................................................37

         A.   ADMINISTRATION OF PIONEER INDEPENDENCE PLANS..................37
                  1.   GENERAL..............................................37

                  2.   OPERATIONS...........................................37

                  3.   INITIAL INVESTMENT...................................43

                  4.   CREATION AND SALES CHARGES...........................38

                  5.    PLANS IN DEFAULT....................................39

                  6.    PLAN CANCELLATIONS..................................39

         B.   FURNISHING OF DOCUMENTS, FORMS AND INFORMATION................39
         C.   SUBSTITUTION OF THE UNDERLYING INVESTMENT.....................41
                  1.   PROCEDURE............................................41


IV.  FUNCTIONS OF SPONSOR AND CUSTODIAN.....................................43

         A.   PLANHOLDER INQUIRIES..........................................43

V.  MISCELLANEOUS...........................................................44

         A.   ASSIGNMENT....................................................44

         B.   INDEMNIFICATION BY THE SPONSOR................................44

         C.   INDEMNIFICATION BY THE CUSTODIAN..............................44

         D.   COUNTERPARTS..................................................45

         E.   INSPECTION....................................................46

         F.   SCHEDULES.....................................................46


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         G.   AMENDMENT.....................................................46

         H.   CONSTRUCTION..................................................46


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                               CUSTODIAN AGREEMENT

     AGREEMENT  made this 17th day of  February,  1998,  between  Pioneer  Funds

Distributor,  Inc.,  a  Massachusetts  corporation  with its  office at 60 State

Street,  Boston,  Massachusetts  (hereinafter  called the  "Sponsor")  and State

Street Bank and Trust Company, a Massachusetts trust company having an office at

225 Franklin Street, Boston Massachusetts (hereinafter called the "Custodian").

                                   WITNESSETH:

     WHEREAS,  the Sponsor is registered as a broker-dealer  with the Securities and Exchange  Commission  under the Securities  Exchange Act of 1934, as amended

(hereinafter,  the "1934  Act"),  is a member in good  standing of the  National

Association  of  Securities  Dealers,  Inc.  (the "NASD") and was formed to sell investment company products to other registered broker-dealers; and

     WHEREAS,  Pioneer  Independence Plans is a unit investment trust registered under the Investment Company Act of 1940, as amended (the "1940 Act"), providing for the accumulation of shares of Pioneer Independence Fund (the "Fund"); and

     WHEREAS,  the Fund is a Delaware  business trust  registered as an open-end management investment company under the 1940 Act; and


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     WHEREAS,  the Sponsor  desires to obtain the  services of the  Custodian in connection with the  administration of Pioneer  Independence Plans providing for investment  in  shares  of the  Fund or  shares  of  other  open-end  management investment companies as herein provided;

     NOW,  THEREFORE,  in  consideration  of their mutual  covenants  herein set forth, the parties hereto agree as follows:

                 I. PIONEER INDEPENDENCE PLANS AND CUSTODIANSHIP

A.       PIONEER INDEPENDENCE PLANS.

     1.  NATURE OF PIONEER  INDEPENDENCE  PLANS.  The  Sponsor  intends to offer

Pioneer  Independence Plans for the accumulation of shares of the Fund (all such shares  being  hereinafter  called  the  "Fund  Shares"),  or any  other  shares substituted therefor,  under the terms of Pioneer Independence Plans. Holders of each Pioneer  Independence  Plan (a "Plan")  issued under  Pioneer  Independence

Plans are hereinafter called  "Planholders."  Issuance and transfer of the Plans will be by book entry only.

     2. CHANGES IN PIONEER  INDEPENDENCE  PLANS.  Each Plan shall be governed by the terms and  conditions set forth in the prospectus for such Plan in effect at the time such Plan was issued (the "Prospectus"). Pioneer Independence Plans are subject to such  changes in form and content as the Sponsor may effect from time to time.  No changes in the terms and  conditions of any  previously  issued and outstanding  Plan which will adversely affect any material right of a Planholder thereof may be made without notice to, and consent of, the Planholder.  Any such


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changes  in Pioneer  Independence  Plans  affecting  the  implementation  of the provisions  of this  Agreement  shall be  acknowledged  by the  Sponsor  and the

Custodian.  The Sponsor or Custodian may substitute other shares for Fund Shares on the conditions provided in Sections II(C)(5) and III(C) below.

B.       CUSTODIAN.

         1.    QUALIFICATION.

                  a. The  Custodian  and any successor Custodian shall be a bank or trust company, as defined under the 1940 Act, having at all times an

         aggregate  capital,  surplus   and   undivided  profits  in  excess  of

         $2,000,000. The Custodian covenants that it has now, and agrees that so long as it acts as  Custodian under any Plan it shall continue to have,

         such qualifications.

                  b. All monies received  by  the Custodian under or pursuant to any  provision  of  this  Agreement  or  any  Plan  or other instrument referred  to herein shall be held by the Custodian as a deposit for the purposes  for which they were paid or are held, and the Custodian shall not be under any liability for interest on any such monies, except such as it may agree to pay thereon.

                  c. The Custodian shall be obligated to perform such duties and only  such  duties  as are specifically set forth in this Agreement and the  Prospectus,  and  no  implied  obligations shall be read into this

         Agreement or the Prospectus against the Custodian, and


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         in the absence of bad faith on its part, the Custodian may conclusively rely,  as  to  the  truth  of the statements and the correctness of the representations  made  therein,  upon  any  instruments,  certificates,

         opinions or other writings furnished to the Custodian and conforming to the requirements hereof.  The Custodian shall not be responsible in any manner whatsoever for the correctness of the covenants of the Custodian herein,  or  recitals in the Prospectus made solely by the Sponsor. The

         Custodian  makes  no  representations  as  to  the  Prospectus  or  the securities issued in connection therewith, or the validity thereof, and the  Custodian  shall incur no liability or responsibility with respect to  any  such matters.  The  Custodian shall not be responsible for any

         actions  or   inactions  of,  and  may  rely  on  information, records,

         documents  or  services  (including  functions performed by the Sponsor under Section II. (D)(1)(h) of  this Agreement) that have been taken or have  failed  to  be  taken, prepared,  maintained or performed by, the

         Sponsor or  any other person authorized by the Sponsor on behalf of the

         Custodian, the Sponsor or Pioneer Independence Plans.

                  d. The Custodian  may, at the same time it acts hereunder, act in  any one or more of the following capacities: as registrar, transfer agent  and  custodian  for  the issuer of Fund Shares, as agent for the parties  or  for  the Planholders or the Sponsor, or the issuer of Fund

         Shares,  and in other capacities customary for banks on behalf of these persons and of others dealing with them.

                  e. The Custodian may consult with legal counsel to be selected with  reasonable  care  by  the  Custodian  (who  may be counsel to the

         Sponsor)  and  the  Custodian shall not be liable for any action taken,

         omitted or suffered by it in good faith in accordance


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         with  the  advice of such counsel.  Whenever  in the performance of its duties  hereunder the Custodian shall deem it necessary or desirable, a matter  may be proved or established by a certificate signed by any two officers  of  the  Sponsor  and  delivered  to  the Custodian, and such certificate  shall  be  fully warranted to the Custodian for any action taken,  suffered  or  omitted  by or in reliance thereon. The Custodian may,  in  the  absence  of  bad  faith  on  its part, rely and shall be

         protected   in  acting  upon  any  request ,  letter  or  transmittal ,

         certificate, opinion of counsel, statement, instrument, report, notice,

         consent, order, Plan or  other paper or document reasonably believed by it to be genuine  and  to  have  been signed or presented by the proper

         party  or  parties.   The  Custodian  shall  be  liable for its willful

         misconduct or negligence.

     2.  CUSTODIANSHIP.  The Custodian accepts the custodianship  hereunder with respect to Plans  issued  after the date of this  Agreement  and shall  continue custodianship on the terms and conditions set forth in this Agreement and in the

Prospectus applicable to such Plans, provided that the Custodian may require the

Sponsor to furnish  the  following  items to the  Custodian  as a  condition  to accepting custodianship with respect to a Plan:

                  a. Evidence satisfactory to the Custodian that the Sponsor has

         taken  all  necessary  action  to  satisfy  the  requirements  of   the

         Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act in connection with  the  offer and issuance of the Plans; that the Sponsor is  registered as a broker-dealer under the 1934 Act and is a member in good  standing  of  the NASD; that the Fund Shares are the subject of a currently effective


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         registration statement  under  the  1933  Act; and that the Sponsor has complied  with  all  other  federal  and  state regulatory requirements respecting the offer and issuance of the Plans.

                  b. Such additional documents, certificates and opinions as the

         Custodian may reasonably require.

         3.       TERMINATION OF CUSTODIANSHIP.

                  a. Replacement    of   Custodian   by   Sponsor; Assumption of

         Administrative  Functions by Sponsor (Existing Plans and/or New Plans).

         The Sponsor shall have the right, upon at least 90 days' written notice to  the  Custodian,  to  substitute,  as  custodian, both under Pioneer

         Independence  Plans  issued and still in force and/or under any Pioneer

         Independence Plans issued thereafter, whether such Pioneer Independence

         Plans  are otherwise identical with that issued under this Agreement or not,  any  other  bank  or  trust  company  having  the  qualifications prescribed in Section I(B)(1)(a) above.  The Sponsor shall further have the  right, by  giving written notice to the Custodian 90 days prior to the  event,  to  assume  such  administrative functions with respect to

         Pioneer Independence Plans as may be mutually agreed by the Sponsor and the Custodian.

                  Upon such  termination, the Sponsor shall bear the cost of all reasonable out - of - pocket expenses  associated  with the movement of materials  and records.  Additionally, the Custodian reserves the right to charge for any other reasonable expenses associated with


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         such  termination,  provided  that the Custodian advises the Sponsor of such additional charges in advance.

                  b. RESIGNATION BY CUSTODIAN (EXISTING PLANS AND/OR NEW PLANS).

         The  Custodian  shall  have  the right to resign as custodian under any existing  Plan  at  any time but only if either: (a) the securities and other  property in which the funds of the Planholders are invested have been  completely  liquidated  and the proceeds of such liquidation have been  distributed  to  the  Planholders;  or (b) a successor custodian,

         meeting  with the approval of the Sponsor and having the qualifications prescribed  in  Section  I(B)(1)(a)  above, has  been designated by the resigning  Custodian  or  the  Sponsor  and the successor custodian has accepted such custodianship.

                  Notwithstanding the above, the Custodian shall have the right,

         upon  at least 90 days' written notice to the Sponsor, to terminate its

         obligation   to   accept   any   new  Pioneer  Independence  Plans  for

         custodianship hereunder.

                  In addition, the obligation of the Custodian to accept any new

         Pioneer  Independence Plans for custodianship hereunder shall terminate if  the  Sponsor:  (1) fails  to  maintain  an  effective  registration

         statement  under  the  1933  Act  covering  the  issuance  of   Pioneer

         Independence Plans; (2) fails to cause the requirements of the 1940 Act to  remain  satisfied  in  connection  with  the  issuance  of  Pioneer

         Independence  Plans;  (3)  has  its  membership  in  the  NASD  or  its registration as a broker-dealer under the 1934 Act canceled, revoked or suspended  for  more  than 120  days for any cause involving failure on


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         the  part  of an executive officer or director of the Sponsor to follow ethical  standards  or  serious  neglect  of his or her duty to require representatives  to  follow  such  standards;  or (4) defaults  in  the performance  of any other duty, covenant or agreement contained in this

         Agreement  and  such  default shall remain unremedied for 30 days after written  notice  thereof  shall  have  been given to the Sponsor by the

         Custodian  (except  with  respect  to  item (3), for  which such remedy period shall be 120 days).

                  c.  RECORDS.   In   connection   with   any   termination   of

         custodianship,  the  Custodian  shall  furnish  such  records and other information  as  the  Sponsor  and  any  successor custodian reasonably believe  to  be  necessary  or  appropriate  to effect the termination.

C.       SPONSOR.

         1.    TERMINATION OF OBLIGATIONS.

                  The  Sponsor  may  terminate  its  obligations under the Plans

         under   certain   circumstances   including,   but   not   limited  to,

         circumstances  where:   the  underlying fund (or any successor) ceases

         operations   or   is  subject  to  a  merger  or  acquisition;  or  the

         shareholders  of  the  underlying  fund  have approved the cessation of operations  or merger or acquisition; or the obligations of the Sponsor as  described  in  the Prospectus and this Agreement will be assumed by another  entity  that  the  Sponsor  believes  at  the  time  of


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         assignment is capable of fulfilling its obligations as described in the

         Prospectus and under this Agreement.

                            II. CUSTODIAN'S FUNCTIONS

A.       PROCESSING OF PLANHOLDER INVESTMENTS.

     1.  ISSUANCE OF NEW PLANS.  Upon receipt by the  Custodian or its agent of:

(1) an application for a Plan (a "Plan Application") in a form designated by the

Sponsor,  and (2) a check or other order for the  payment of money  representing the initial  investment  under a Plan by the Planholder  thereof,  the Custodian shall:

                  a.  Establish   a   Plan  account  ("Plan  Account") for  such

                      Planholder  that reflects the face amount of the new Plan;

                  b.  Forward for collection such check or other order  for  the payment  of  money  as  hereinafter  provided  in  Section

                      (II)(A)(2)(a); and

                  c. Forward  to  the  Planholder  by first - class  mail,   the

                     Custodian's  letter of transmittal and notice conforming to the  requirements  of  Section  27(f) of the 1940 Act, Rule

                     27f-1  thereunder (or any  successor rule) and as described in the  Prospectus, such  other  explanatory information or communication to the Planholders as may be furnished by the

                     Sponsor, and forward to the Planholder or, if requested  by

                     the  Sponsor,  to  the  Sponsor   for  forwarding  to   the

                     Planholder, by first-class  mail any notice of the right of refund or


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                     surrender,  as  provided  in Sections II(B)(2), (3) and (4)

                     below. Such forms of notice shall be approved in writing by the Sponsor.

     2.  APPLICATION OF INVESTMENTS  UNDER ISSUED AND  OUTSTANDING  PLANS.  Upon

receipt by the  Custodian  or its agent of any Plan  investment  that is made in accordance with the applicable  Prospectus,  including any investment being made pursuant to an extended investment option, the Custodian shall:

                  a. Forward  for  collection  any  check or other order for the payment  of  money  representing such investment. In the event that any check or other order for the payment of money received by the Custodian from a Planholder is returned unpaid for any reason, the Sponsor agrees that  the amount thereof shall be forthwith charged by the Custodian to the Plan  Account  of  the Planholder with the Custodian. The Custodian shall  forthwith  place  a stop order against the Fund Shares purchased with  the  amount  so  charged  and  held  in  the  Plan Account of the

         Planholder,  and  such  Fund  Shares  shall  thereafter  be held by the

         Custodian  for  the  account  of  the  Sponsor  and  subject  to    its

         instructions  including, but  not  limited  to, any instructions by the

         Sponsor  to  redeem  the Fund Shares purchased with such check or other order  for payment of money.  The Custodian shall notify the Planholder of any such returned check and send a copy of such notice together with the returned check to the Sponsor (if the returned item is an order for payment  of  money,  the  Custodian  shall send the notification of the unpaid order). The Custodian shall, in accordance with the terms of the

         Plan Prospectus, impose a fee for any such returned checks or orders or hold


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         redemption  proceeds  pending  the  receipt  of payment with respect to the  Fund  Shares  redeemed  of  any check (or order for the payment of money) from the payor bank thereon.

                  b. Deduct  from  the  payment  the  amount  of  any applicable original  issue,  stock  transfer,  sales or other taxes and apply such amounts  to  the purchase of the necessary tax stamps or to payments to the proper taxing authorities, as the case may be.

                  c. Deduct therefrom the applicable fees of the Sponsor and the

         Custodian  as  set  forth in Schedule A to this Agreement applicable to such  Plan.  Such  deductions  shall  be credited to the Sponsor or the

         Custodian, as the case may be.

                  d. Apply,  within two business days unless impracticable,  the balance  of the investment to the purchase of Fund Shares, at net asset value  next  determined  ( to  be computed to two decimal places) after receipt of  the  investment  in good order, and credit the Plan Account with the number of Fund Shares so purchased.

                  e. Prepare and  mail  to the Planholder a receipt in a form to be approved  by the Sponsor, and which complies as to form and delivery with  the requirements of Rule 10b-10 of the 1934 Act (or any successor rule), and  which  receipt  shall  show the following: the Plan account number; the amount of the investment received; the date of receipt; the front - end  sales  load (the "Creation and Sales Charge") deducted, if applicable;  the  price  paid  per  Fund  Share; the number of full and fractional Fund Shares purchased after the deductions; the total number of  Fund  Shares then held by the Custodian for the Planholder; and the due  date  of  the  Planholder's  next  investment.  The receipt of the purchase of Fund Shares shall


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         be  mailed  promptly  by  the  Custodian to the Planholder, and to the

         Planholder's investment dealer.

         3.       ADDITIONAL NOTICES.

                  a. REMINDER  NOTICES.   The  Custodian  shall  mail  to   each

         Planholder who  has not elected an automatic investment option prior to

         the  Planholder's  investment  date  a  remittance  form  and,   unless

         otherwise agreed to, a return envelope to be used with the Planholder's next investment.  Such form  of  notice shall be approved in writing by the Sponsor.

                  b. PAST DUE INVESTMENT NOTICES. On a periodic basis as  agreed to from time to time by the Custodian and  the Sponsor,  the  Custodian shall  prepare  and  mail  to  the  Planholder  a  notice  of  past due investment in accordance with the Prospectus and  applicable law.  Such form shall  be approved in writing by the Sponsor.  The Custodian shall provide to the selling broker-dealer, or  in  the  absence of such, the

         Sponsor, a duplicate of each such notice sent to any Planholder.

                  c. REFUND  NOTICES.   The  Custodian  shall  also mail to each

         Planholder  any notice(s) required by Section 27(e) of the 1940 Act and

         Rule  27e-1  thereunder (or  any  successor  rule)  and  shall  be   in

         accordance  with  the terms and conditions of the Prospectus. Such form of notice shall be approved in writing by the Sponsor.


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                  d. TERMINATION  NOTICES.  In  the  event  that a Plan is being terminated by the Sponsor or the Custodian in accordance with the terms of  the Prospectus and this Agreement, the Custodian shall also mail or deliver  to  the  affected  Planholder  a  notice  of termination.  The

         Custodian  will provide the selling broker-dealer or, in the absence of such,  the  Sponsor  with  a  duplicate of each such notice sent to any

         Planholder.  Such  form  of  notice shall be approved in writing by the

         Sponsor.

                  e. OTHER  NOTICES. The Custodian shall also mail or deliver to each Planholder any other notices required by any applicable federal or state  law,  rule  or regulation, in such form and by such means as are required  under  such  law,  rule  or  regulation. The form of any such notice shall be approved in writing by the Sponsor.

     4.  REINVESTMENT  OF DIVIDENDS.  The Custodian shall reinvest all dividends and  capital  gain  distributions  received  on the  Fund  Shares  held by it as

Custodian for each Planholder, after deduction therefrom the applicable fees set forth in the  attached  Schedule  and/or  specified in the  Prospectus,  and any applicable  taxes required by law or elected by a Planholder to be withheld,  in accordance  with the terms of the  Prospectus,  in Fund  Shares on the  dividend payment  date,  at the net asset value,  determined on that date, as provided in

Section II(C)(1) below,  unless the Planholder has instructed the Custodian,  in writing,  at least seven days prior to the record date,  to pay the dividends or distributions in cash directly to the Planholder.

     5. ADVANCE INVESTMENTS.  A Planholder may complete his or her Plan ahead of schedule by making one or more Plan  investments  in advance of their due dates,

but  only


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in  accordance  with  the  terms  and  conditions of the applicable  Prospectus.

Advance  investments  shall be first  applied to satisfy the  obligation  of the

Planholder to pay for his or her next succeeding Plan investment or investments.

Thereafter,  the Custodian  shall,  unless timely advised to the contrary by the

Sponsor,  invest  the  balance  of  any  advance  investment,  after  authorized deductions,  in  additional  Fund  Shares  as of the  close of  business  on the business day that such accelerated  investment is received. The Custodian shall,

if so  instructed  by the  Sponsor,  redeem all or a portion of the Fund  Shares purchased with such advance investment and remit the proceeds of such redemption to the  Planholder.  There is no reduction in the Creation and Sales Charges for advance  investments.  Advance  investments do not accelerate in any way the due dates of unpaid Plan investments;  such unpaid investments will be considered to be due on that date on which they would have  originally  been  required  if all prior Plan  investments  (whether or not in fact made in advance)  had been made when  respectively  due. Upon receipt by the Custodian of a permissible  advance investment by any Planholder, the Custodian shall:

                  a. Process  the  investment  as provided in Section II (A) (2)

         above.

                  b. Apply the balance of the investment  to the next succeeding monthly Plan investment or investments in the order due under the Plan.

     6. EXTENDED INVESTMENT OPTION. A Planholder who owns any completed Plan may make additional investments,  without completing a new Plan Application, thereby activating the extended  investment option,  subject to deductions in accordance with the terms and conditions of the applicable Prospectus.  The Planholder must make the 181st investment  within the six-month


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period,  unless  such  limitation has  been  waived  by  the Sponsor,  after the

180th  investment  date in order to activate  the  extended  investment  option;

failure of a  Planholder  to make the 181st  investment  within  such  six-month period after being  credited for any advance  investments  made under the option will  result  in  the  Planholder's  forfeiture  of his or  her  right  to  make additional  investments under the extended  investment option, and the Plan will be  considered  to have been  completed.  In addition,  failure of a Planholder,

during the extended  investment option period, to make any investment during any six-month period (after any credit for any accelerated investment) may result in the  Planholder's  forfeiture of his or her right to make any investments  under the extended  investment  option,  and the Plan will be  considered to have been completed.

     All Plans exercising the extended  investment  option shall terminate after the 300th investment made under the Plan.

     7.  CHANGES IN FACE AMOUNT.  A  Planholder  may change the Plan face amount initially  selected upon issuance of a Plan to a new Plan face amount offered by the  Sponsor,  but only in  accordance  with the  terms  and  conditions  of the applicable  Prospectus.  Plans are only available in face amounts offered by the

Sponsor,  as set  forth in the  Prospectus.  If such a change  in the Plan  face amount is approved by the Sponsor,  the Custodian shall make appropriate changes to the  Planholder's  Account.  Changes  in the face  amount of a Plan  shall be implemented by the Custodian only upon receipt of:

                  a. written  instructions  from  the  Planholder,  Sponsor   or

         selling broker-dealer, as applicable, as to the increase or decrease in

         Plan face amount, which instructions shall set forth the Plan Account number and registration, the face amount of the new Plan, the amount of each monthly investment under the new Plan,

         the  number  of  Plan  investments  which are to be credited to the new

         Plan, and the amount, if any, of the adjustment  in  Creation and Sales

         Charges resulting from the change in Plan face amount, which adjustment shall be effected at the time of the issuance of the new Plan, and such other information as may be reasonably requested by the Custodian. Such adjustment  shall  be  in  accordance  with the terms of the applicable

         Prospectus and  shall be effective concurrently with the change in Plan face amount, I.E., at the  time the Plan is adjusted to reflect the new face amount;

                  b.  in  the case of an increase in a Plan face amount, payment by  check  or other order for the payment of money in the amount of the first Plan  investment  to  be made under the increased face amount for the Plan,  as  specified  in  the  applicable  Prospectus,  unless such investment is reduced or waived by the Sponsor;

                  c.  if the total investments made on the original Plan are not an integral  multiple  of  the monthly Plan investments required on the amended  Plan, a  check  or other order for the payment of money in the sum  that  is  required  by the Sponsor to enable the remaining monthly investments (after giving credit for investments already made) to equal the face amount of the amended Plan.

     8. RIGHTS OF  ACCUMULATION.  A Planholder may accumulate  Plans for reduced

Creation and Sales Charges, but only in accordance with the terms and conditions of the applicable

Prospectus.  The  face  amounts  of  two  or more Plans purchased at one time by

"any person," as defined in the  applicable  Prospectus  may be combined to take advantage of the lower Creation and Sales Charges available on larger purchases.

In addition, a Planholder  purchasing any new Plan or increasing the face amount of any existing  Plan(s) may qualify for a reduced  Creation and Sales Charge on the new Plan by combining  the face amount of the new Plan with the face amounts of existing  Plans on which Plan  investments  due are  current  and/or with the current value of assets held in accounts in other Pioneer mutual funds for which

Pioneering Management  Corporation or one of its affiliates serves as investment adviser. To qualify for the reduced Creation and Sales Charges,  all of the Plan

Applications  for the new Plans involved must be submitted to the Sponsor at the same time together with a request in writing that the face amounts of such Plans and/or asset values of such Pioneer  mutual fund  accounts be cumulated  for the purpose of  determining  the  applicable  Creation  and Sales Charge for the new

Plan.  If such a reduction  in the  Creation and Sales charge is approved by the

Sponsor,  the  Custodian  shall make  appropriate  changes  to the  Planholder's

Account. In the event investments in one or more of such Plans are discontinued,

the  remaining  Creation and Sales Charge will be changed to reflect the charges applicable to the Plan that is still in effect.

     The  face  amounts  of  any  Plans  which  have  been  completed  (and  not liquidated) or on which  investments are current may be aggregated with the face amount of a Plan being  purchased by "any person" to ascertain  the Creation and

Sales Charge  applicable to the Plan being  purchased.  To qualify for a reduced

Creation  and Sales  Charge,  the Sponsor  must be notified by the dealer or the

Planholder  at the time of placing the order that the  Planholder  qualifies for the reduced  Creation and Sales Charge.  If such a reduction in the Creation and

Sales Charge is approved by the Sponsor,  the Custodian  shall make  appropriate changes to the Planholder's Account.

     9. PLAN REINSTATEMENT PRIVILEGE. A Planholder who has terminated his or her

Plan may exercise a Plan reinstatement or replacement provision,  which provides for  reinvestment of a specified amount in the Plan, but only in accordance with the terms and conditions of the applicable Prospectus. If the Plan reinstatement privilege is exercised,  neither the total number of monthly Plan investments to be made nor the unpaid  balance of monthly Plan  investments  due under the Plan will be affected.  Any such  reinstatement or replacement  order received by the

Custodian or its agent shall be processed by the  Custodian and credited for the

Plan Account of such  Planholder in accordance  with the terms and conditions of the applicable Prospectus, this Agreement and the 1940 Act.

     10.  TAX-QUALIFIED  RETIREMENT  ACCOUNTS.  A Plan may be used by  qualified individuals  who wish to establish  Plan Accounts for  tax-qualified  retirement plans  or by an  individual  who  wishes  to  register  a Plan as an  Individual

Retirement Account (an "IRA").

         11.       RECORDKEEPING.

The  Custodian  will  prepare  and  maintain complete  up-to-date records of the performance of its duties hereunder,  on magnetic media or otherwise,  including records  showing a separate Plan Account for each  Planholder,  and the name and address of the Planholder;  the number,  date and amount of each investment made by the  Planholder;  the date and  amount  of all  dividends  and  distributions received by the Custodian on Fund Shares held for the account of the Planholder;

any  amounts  withheld  from  withdrawals  under a Plan in  accordance  with the

Internal  Revenue Code of 1986, as amended,  and any regulations  thereunder (or successor  regulations);  and all deductions  made and the number of Fund Shares acquired  and held by the  Custodian  for the account of the  Planholder.  These records  shall  be  maintained  and  preserved  in  accordance  with  applicable requirements  of  Section  31 of the  1940  Act  and  rules  thereunder  (or any successor  rule), and in accordance with state securities laws ("Blue Sky laws")

applicable to records kept with regard to the Plans.  Such records shall be made available to the Sponsor for  inspection  or audit via magnetic  media or at the office of the Custodian at all reasonable times.

B. PROCESSING OF REFUNDS, SURRENDERS, WITHDRAWALS, LIQUIDATIONS, TRANSFERS, ASSIGNMENTS, TERMINATIONS AND COMPLETIONS.

     1. GENERAL.  The Custodian  shall  liquidate  Fund Shares in a Planholder's

Plan Account, as provided in Section II(C)(1) below, and pay the proceeds,  plus additional  amounts,  if any, to the Planholder within the time set forth in the applicable  Prospectus.  The Sponsor  shall not suspend  redemption  or postpone payment of redemption  proceeds more than seven days after such date of receipt,

except  during  any period  when:  (a) the New York Stock  Exchange,  Inc.  (the

"Exchange")  is closed,  other than for  customary  weekends and  holidays;  (b)

trading on the Exchange is  restricted;  (c) an emergency  exists as a result of which  disposal  by  the  Fund  of  securities  owned  by it is  not  reasonably practicable or it is not reasonably practicable for the Fund to fairly determine the value of the net assets of its portfolio; or (d) the Securities and Exchange

Commission, by order, so permits.

     2. REFUND.  A Planholder  has the right for 45 days to surrender his or her

Plan in accordance  with Section 27 of the 1940 Act and the terms and conditions of the  applicable  Prospectus.  Upon  surrender the  Custodian  will accept the return of the Plan and the  Planholder  will  receive  a refund  of all  charges deducted  from his or her Plan  investments  and the net asset value of the Fund

Shares held in his or her Plan Account at the time.  The 45-day period shall run from the date on which the  Planholder is mailed a notice  (described in Section

II(A)(1)(c)  above) of his or her refund  rights,  a statement  of charges to be deducted from projected investments, and a form for exercising the refund right,

which  information  shall be mailed by the  Custodian  within 60 days  after the issuance  of the Plan,  to the date of receipt of the Plan by the  Sponsor.  The

Custodian shall inform the selling broker-dealer or, in the absence of such, the

Sponsor in the event such refund  procedures  are initiated  with respect to any

Plan Account.

     3. EIGHTEEN MONTH  SURRENDER.  A Planholder has the privilege for 18 months to surrender his or her Plan, but only in accordance with Section 27 of the 1940

Act and the terms and conditions of the applicable  Prospectus.  Upon surrender,

the  Planholder  will receive a payment in an amount that is the sum of: (1) the net asset value of the Fund Shares held in his or her Plan  Account at the time;

and (2) a refund of the amount by which the Creation and Sales Charges  deducted from Plan investments  exceed 15% of the Plan investments made up to the date of the surrender of the Plan. In the event the Plan is  surrendered,  the Custodian shall  liquidate  Fund  Shares and pay the  proceeds to the  Planholder  who has exercised the foregoing  privilege.  Any excess Creation and Sales Charge amount due the  Planholder  shall be paid to the Custodian by the Sponsor for refund to the Planholder. The Planholder shall not be entitled to be refunded any Custodian fees previously paid. The 18-month period shall run from the date on which  the Plan is  issued.  The  Planholder  must  request  a refund in writing.  The request must be signed by the  Planholder  and be addressed to the

Custodian.  A cancellation request involving a Plan Account with a current asset value of $100,000 or more (or any other amount  specified in the applicable Plan

Prospectus)  will  require  a  signature  guarantee  for all  Planholders  by an acceptable  guarantor as described in the  Prospectus  or as shall  otherwise be approved by the Custodian and Sponsor  (hereinafter  referred to as an "Approved

Guarantor").  The Custodian will send to the  Planholder a notice  (described in

Section  II(A)(1)(c) above) within 30 days following the expiration of 15 months after the date of the issuance of a Plan if the Planholder has missed three Plan investments  or more.  The Custodian  will also send to the  Planholder a notice prior to the expiration of the 18-month period described above if the Planholder has missed one Plan  investment  or more after the  expiration  of the  15-month period but prior to the expiration of the 18-month period. (If the Custodian has already sent a notice at 15 months, a second notice will not be required even if additional  investments are missed.) These notices will inform the Planholder of the Planholder's  rights of cancellation as set forth above, of the value of the

Plan at the time the notice is sent and of the amount to which the Planholder is entitled.  The  Custodian  shall  inform the  selling  broker-dealer  or, in the absence of such, the Sponsor,  in the event such refund procedures are initiated with respect to any Plan Account.

     4. PARTIAL WITHDRAWAL AND LIQUIDATION. A Planholder may make a partial cash withdrawal  from his or her Plan Account,  but only in accordance with the terms and conditions of the applicable Prospectus. The holder of a Plan which has been established  for at least 45 days
may  withdraw  or  liquidate  part of  the  Fund  Shares held in his or her Plan

Account without terminating the Plan, subject to the following:

                  a.  The  Planholder  making a partial withdrawal of his or her

         Fund  Shares  may direct the Custodian to transfer the Fund Shares held in  the  Plan  Account  registered in his or her name to an identically registered  Pioneer  Independence  Fund account.  Following  a  partial withdrawal, the Planholder may, at any time prior to the termination of the Plan under which his or her Plan Account was established, redeposit the same number of Fund Shares.

                  b. A  Planholder may also partially liquidate by directing the

         Custodian,  as  Planholder's agent, to  sell or redeem part of the Fund

         Shares  held in his or her Plan Account and to forward the net proceeds to the Planholder. Following a partial liquidation, the Planholder may,

         at any time prior to the termination of the Plan under which his or her

         Plan  Account  was  established,  redeposit  an amount equal to the net proceeds  withdrawn  and have the Custodian purchase Fund Shares at net asset value for his or her Plan Account as provided in Section II(C)(1)

         below. Cash must be redeposited for cash received on liquidation.

                  Any such request for a withdrawal received by the Custodian or its agent  shall  be  processed by the Custodian, and proceeds shall be payable  by  the  Custodian  to such Planholder, in accordance with the terms  and  conditions  of  the applicable Prospectus and the 1940 Act.

         Following  a  partial  cash  withdrawal,  a  Planholder is permitted to exercise a
         restoration   or   replacement   privilege   with   respect   to   such

         withdrawal  if  and  to  the  extent such restoration or replacement is

         provided  for  in  the  applicable Prospectus.  Upon  receipt  by   the

         Custodian  or  its agent of any investment identified by the Planholder as  being a  replacement or restoration of a partial withdrawal for the account  of  a  Planholder  and  that  is  made  in accordance with the applicable  Prospectus,  the  Custodian  will  process  and credit such payment  to  the  Plan  Account  in accordance with this Agreement, the applicable Prospectus, and the 1940 Act.

     5.  SYSTEMATIC  WITHDRAWAL  PROGRAM.  A Planholder may elect to establish a systematic withdrawal program,  after the Planholder has completed all regularly scheduled Plan  investments or from an incomplete Plan if the withdrawals are to be taken from a Plan that is part of an IRA and the  Planholder  has reached age

59 1/2, but only in accordance  with the terms and  conditions of the applicable

Prospectus.  Under a systematic  withdrawal program, the Planholder can elect to receive  monthly or quarterly  payments in any amount of $50 or more. To provide funds  for  payments  to be made  under a  systematic  withdrawal  program,  the

Custodian,  as agent for the  Planholder,  will  redeem  Fund Shares held in the

Planholder's  Plan  Account at the net asset value in effect at the time of each such redemption.  All systematic withdrawal program transactions will be made as of the end of the day specified for the  withdrawal  by the  Planholder  (or, if such day is not a business  day, the first  business  day after that date).  The

Planholder  may change  the amount of  payments  under a  systematic  withdrawal program or discontinue the program at any time.

     While a systematic  withdrawal program is in effect, the Planholder may not elect to receive  dividends and  distributions on Fund Shares held in his or her

Plan Account in cash.

     6. TRANSFER OR  ASSIGNMENT.  A Planholder may make a transfer or assignment of his or her  right,  title,  and  interest  in the  entire  Plan,  but only in accordance with the terms and conditions of the applicable Prospectus.  Any such request for a transfer or  assignment  received  by the  Custodian  or its agent shall be recorded by the Custodian in accordance  with the terms and  conditions of the  applicable  Prospectus  until  the  assignee  shall  have  notified  the

Custodian that the transfer or assignment has terminated.  The terms of any such transfer or assignment shall be subject to the applicable Prospectus. During the term of the transfer or assignment,  such  Planholder  shall retain those rights specified in the applicable Prospectus.

     7.  TERMINATION OF PLANS.  Plans may be terminated  only in accordance with the terms and conditions of the applicable  Prospectus.  Plans may be terminated under the following circumstances:

                  a. TERMINATION BY PLANHOLDER. A  Planholder  may  at  any time terminate  his  or  her Plan by surrendering the Plan to the Custodian,

         but  only in accordance with the terms and conditions of the applicable

         Prospectus.

                  b. TERMINATION  BY  SPONSOR  OR CUSTODIAN. Neither the Sponsor

         nor  the Custodian may terminate a Plan until such time as is specified in the  applicable Prospectus, unless and to the extent that conditions specified in the Prospectus applicable to such Plan and permitting such termination have been satisfied. If a Plan is in a state of default or delinquency, as defined in the applicable Prospectus, either the

         Sponsor or the Custodian may terminate such Plan in the manner provided in such Prospectus.

                  c. TERMINATION UNDER OTHER CIRCUMSTANCES. Pioneer Independence

         Plans  shall  be terminated if Fund Shares cannot be purchased for more than  120  days, and neither  the Sponsor nor the Custodian substitutes another  investment medium as provided in Sections II(C)(5) and III(C),

         below.   If  a  Planholder  fails  to  consent to a substitution by the

         Custodian  pursuant  to Section II(C)(5)(b), below, the  Custodian  may consider the Plan terminated.

                  d. PLAN  TERMINATION  PROCEDURES.   In  connection  with   the

         termination  of  any  Plan  in  accordance  with  the provisions of the applicable  Prospectus  and  this Agreement, the Custodian will furnish the Planholder and the Sponsor with a notice of termination showing all changes  in  such Planholder's Plan Account since the date of the  last previous  statement  issued  by the Custodian, and the Planholder shall thereafter  have  no further claim against the Custodian, except as may be  set  forth  in  such  statement,  and  shall not be entitled to any further accounting. In the event of termination of a Plan,  liquidation of the  Plan  Account  and  final  payment  to  the Planholder shall be effected by the Custodian in accordance with the applicable Prospectus.

     8.  COMPLETION.   The  options   described  below  are  available  for  the

disposition of the Fund Shares from a completed Plan. If the disposition of Fund

Shares is such that all of the Fund

Shares  held  in  a  Plan  are transferred or liquidated,  the Planholder  shall be deemed to have no further  rights under the Plan,  except in accordance  with the terms of the applicable Prospectus.

                  a. The Planholder  may  elect  to  have the Custodian hold the

         Fund Shares for 15 years from the date of issuance of the Plan, plus an additional  10  years,  and  neither  the Custodian nor the Sponsor may terminate  the custodianship except in accordance with the terms of the applicable Prospectus;

                  b.  The  Planholder  may elect to have the Fund Shares held in his  or  her  Plan  Account  transferred to a Pioneer Independence Fund account  registered  in  the  Planholder's  name,  at  which  time  the

         Planholder  will  be  deemed  to  have no further rights under the Plan except as described in the applicable Prospectus;

                  c.  The Planholder may elect to have the Fund Shares in his or her  Plan Account redeemed and the cash proceeds paid to the Planholder directly; or

                  d. The Planholder  may elect to have the Fund Shares in his or her  Plan Account redeemed in accordance with the systematic withdrawal program  established  in  connection  with  the  Plan  on  a monthly or quarterly  basis  in  amounts of $50 or more and have the cash proceeds paid to the Planholder directly.

     The  Custodian  and the Sponsor agree that no Plan may be terminated by the

Sponsor or the Custodian for a period of 15 years from the date of issue so long as the Planholder  continues to make investments in accordance with the terms of the applicable  Prospectus.  After expiration of

15  years  from  the  date  of issue of the Plan, or after the 300th  investment if the  Planholder  has  exercised the option to extend the  custodianship,  the

Custodian shall include with the next to last confirmation statement a notice to the  Planholder  advising the  Planholder  to exercise the privilege of complete withdrawal within 60 days.

     In the event of the  Planholder's  failure to  exercise  the  privilege  of complete  withdrawal,  the  Custodian  in its  discretion  may, as agent for the

Planholder,  (a) surrender for liquidation  all Fund Shares in the  Planholder's

Plan  Account  or (b)  redeem  sufficient  Fund  Shares  to pay  all  authorized deductions.  The  remaining  Fund  Shares  and/or  cash  (after  payment  of all authorized  deductions),  will be  held by the  Custodian  for  delivery  to the

Planholder.  Upon  surrender of the Plan to the  Custodian,  the Custodian  will deliver to the  Planholder  a  confirmation  statement  for his or her full Fund

Shares  after  transferring  such Fund  Shares to a  Pioneer  Independence  Fund account  registered in the name of the Planholder and any balance of cash, or if all Fund Shares have been sold, the net redemption  proceeds less any additional authorized  deductions.  No interest shall be payable upon any funds held by the

Custodian pending the surrender of the Plan.

     If the Planholder fails to surrender the Plan for a period of 60 days after the sending of the termination  notice, the Custodian in its discretion,  acting as agent for the  Planholder,  may mail to the  Planholder  a check for all cash standing to the  Planholder's  credit and  surrender for  liquidation  such Fund

Shares, if any, held in the Planholder's  Plan Account,  and the Planholder will be deemed to have no further rights under the Plan.

     In the event a check and/or a confirmation statement for Fund Shares cannot be delivered to the Planholder as described  above, the Custodian shall hold the cash or the Fund Shares in trust subject only to the escheatment laws.

C.       PURCHASE, SALE, MAINTENANCE, VOTING AND SUBSTITUTION OF FUND SHARES.

         1.       PURCHASE AND SALE OF FUND SHARES.

                  a. Purchases  and  sales  of  Fund  Shares  by  the  Custodian pursuant  to this Agreement shall be made in accordance with applicable

         law,  the   Prospectus, the  Fund's   Prospectus   and   the  Sponsor's

         Distribution Agreement with the Fund.

                  b. All  purchases  of Fund Shares by the Custodian pursuant to the  provisions  of  this Agreement shall be made from the Fund, or its issuing agent (or any underwriter of Fund Shares with which the Sponsor may contract for such purpose) at the net asset value of the Fund  next determined  after  the  time  of  purchase  as calculated by Pioneering

         Management Corporation (or  any  successor  thereto) in accordance with the terms of the Fund's then current Prospectus. The Custodian shall be entitled  to presume conclusively that the price so set with respect to any Fund Shares purchased by the Custodian is said net asset value.

                  c. Funds  received  by  the  Custodian  to  be  applied to the purchase of Fund Shares at the net asset value per share determined  as described in Section II(C)(1)(a) shall, unless impracticable, be applied to such purchase within two business days after  the  receipt  by  the  Custodian  of  said investments payments,

         dividends or distributions.

                  d. All sales  of  Fund  Shares  by  the  Custodian, as  agent,

         pursuant  to the provisions of this Agreement, shall be made by deposit of  the Fund Shares with the Fund or its duly authorized agent together with  a  request  that  the Fund Shares be repurchased at the net asset value of the Fund next determined after receipt of a proper redemption request  as  calculated  by  Pioneering  Management Corporation (or any successor  thereto)  in  accordance  with  the terms of the Fund's then current Prospectus, so long as the privilege of redemption at net asset value is available to holders of Fund Shares as set forth in the Fund's then  current Prospectus.  Whenever, pursuant to the provisions of this

         Agreement, Fund Shares are to be sold or redeemed, the Custodian  shall first withdraw the Fund Shares from the custodianship hereunder and, as agent  for  the  Planholder, shall  sell  or redeem said Fund Shares by depositing  them  for repurchase as set forth above. Anything herein to the  contrary  notwithstanding, (i)  the  Custodian,  as  agent for the

         Planholders, is authorized to offset sales and purchases for all of the

         Planholders  on a business day and, accordingly, to place with the Fund or  its  agent  a  net  purchase order for the excess of purchases over sales,  or a net sale order for the excess of sales over purchases; and

         (ii)  any  such  sales  of  Fund  Shares  in  connection  with  a  Plan termination,  a  withdrawal  of  Fund  Shares  by  a  Planholder, or an exercise of an exchange privilege by a Planholder, shall be effected by the  Custodian  in  accordance  with  the  terms  and conditions of the applicable Prospectus.

                  e. Issuance  and transfer of Fund Shares will be by book entry only.

                  f. The  Fund shall make the net asset value per share for Fund

         Shares  available  to  the  Custodian as soon as reasonably practicable after  the  net  asset  value per share is calculated and shall use its best efforts to make such net asset value per share available by 7 p.m.

         Boston time each Business Day.  For the purposes of this section of the

         Agreement, "Business  Day" shall  mean any day on which the Exchange is open for regular trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

                  g. The  Fund  shall  furnish  notice  as  soon  as  reasonably practicable (by wire or telephone, followed by written confirmation) to the  Custodian  of any income, dividends, or capital gain distributions payable on Fund Shares.

     Consistent  with the foregoing,  the Custodian shall enter a gross purchase and sale order for full and  fractional  Fund Shares (in two decimal  places) at the net asset value next  determined for all  Planholder  requests to invest in,

transfer or redeem Fund Shares under Pioneer Independence Plans which,  pursuant to the terms and conditions of the  Prospectus,  the Custodian  received in good order  prior to the close of trading  on the  Exchange,  normally 4 p.m.  Boston time.  Such orders shall be forwarded to the Fund by 11 a.m.  Boston time on the next following Business Day (such orders will be deemed to have been received by the Fund as of the close of trading on the Exchange on the day of receipt by the

Custodian of the Planholders' requests). The Custodian shall pay for Fund Shares on the same Business Day an order to purchase Fund Shares is transmitted to the Fund. Payment shall be in federal funds transmitted by wire to the Fund to be received by 11:00 a.m.  Boston time of the  Business  Day the Fund is  notified  of the  purchase  order for Fund  Shares.  If  payment in federal  funds for any purpose is not  received or is received by the Fund after

11:00 a.m. Boston time on such Business Day, the Custodian shall promptly,  upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other  expenses  incurred by the Fund in  connection  with any  advances  to, or borrowings or overdrafts by, the Fund, or any similar  expenses  incurred by the

Fund, as a result of portfolio  transactions  effected by the Fund based on such purchase request. For purposes of this section,  upon receipt by the Fund of the federal  funds  so  wired,  such  funds  cease to be the  responsibility  of the

Custodian and shall become the responsibility of the Fund.

     2. MAINTENANCE.  The Custodian shall have possession of and shall segregate and hold in trust,  or shall  hold in book share  form,  where  applicable,  all securities  and  other  properties  in which the  funds of the  Planholders  are

invested  on  behalf  of  the  Planholders,   all  monies  held  for  such  Plan

investments,  any  redemption  to the  Planholders  or other  special  funds for payments to the Planholders,  and all income and distributions upon,  accretions to and proceeds of such  securities  and funds,  subject only to the  deductions specified in this Agreement or in the Prospectus,  until distribution thereof to the  Planholders  in accordance  with the terms and conditions of the applicable

Prospectus.  The Custodian also will effect  partial or complete  liquidation of

Plans  in  connection  with  withdrawals  or  terminations.   The  Custodian  is

authorized  to commingle  payments and  dividends for all Fund Shares held by it hereunder  and to direct  all Fund  Shares to be  registered  in its name or the names of its nominees. Nothing herein shall be construed to allow the Custodian to commingle the Fund Shares, funds, or securities  with those of any plans  other than the Pioneer  Independence  Plans specifically  covered herein. The Custodian shall maintain a separate record for each Plan established by a Planholder, showing the number of Fund Shares (to two decimal  places)  and the  amount of cash,  if any,  to the  credit of each Plan

Account.   Such  records  shall  be  maintained  separate  and  apart  from  the

Custodian's corporate records.

     All monies  deposited with or received by the Custodian  hereunder shall be held by it without  interest as part of the  custodianship  until required to be disbursed in  accordance  with the  provisions  of this  Agreement or of Pioneer

Independence Plans.

     3. STATEMENTS. The Custodian shall render statements to the Sponsor at such time and in such form as may be agreed upon by the parties hereto  showing,  for each Plan  Account in which  transactions  were  effected  during the  specified period, the Plan number, the amount and date of the Plan investment(s) received,

the number of such  investment(s),  the deductions  made, the balance applied to the  purchase of Fund Shares for each Plan Account and the number of Fund Shares purchased.

     4. VOTING OF FUND SHARES.  The Custodian will provide notice to Planholders of all Pioneer  Independence  Fund  shareholder  meetings,  together  with proxy statements.  The  Custodian  shall  vote  Fund  Shares  held  under  any Plan in accordance with the Planholder's  instructions contained in a voting instruction card  provided with the proxy  statement or in accordance  with the terms of the applicable Prospectus.

         5.       SUBSTITUTION.

                  a. BY SPONSOR.  The Sponsor  may effect  substitution  of Fund

         Shares as provided in Section III(C), below.

                  b. BY CUSTODIAN.  If  Fund  Shares  cannot be purchased by the

         Custodian  for  more than 120 days, and the Sponsor fails to substitute shares,  the  Custodian  may  select another investment medium which it deems  to be comparable to the Fund Shares and, to the extent required,

         subject to  prior approval of the Securities and Exchange Commission to the  extent  required by the 1940 Act.  The Custodian shall notify each

         Planholder  in  writing  that  the  substitution  will  be  made if the

         Planholder,  within 30 days, gives written consent to the Custodian and agrees  to bear his or her reasonable pro-rata share of the Custodian's related  expenses,  including tax liability sustained by the Custodian.

         The Planholder's failure to give such written consent within the 30 day period  shall  give  the  Custodian  authority  to  terminate  the Plan

         Account.

                  If the Fund Shares are not available for purchase for a period of  120  days  or  longer,  and  neither  the Sponsor nor the Custodian substitutes  other  shares,  the  Custodian  shall  have the authority,

         without further action on its part, to terminate the Plan.

                  c. NOTICE. The  Custodian  or  the  Sponsor shall, within five days  after  any  substitution,  deliver  or  mail to each Planholder a notice of substitution, including an
         identification  of  the  Fund  Shares  eliminated  and  the  securities substituted, and a specification of the Fund Shares of such Planholders affected by the substitution.

     6. FURNISHING OF INFORMATION.  The Custodian shall furnish such records and other information  regarding Pioneer Independence Plans and the custodianship as

the  Sponsor  may  reasonably   believe   necessary  or   appropriate   for  the

administration of the Plans, as provided in Section III below.

D.       DUTIES.

         1.       DUTIES.  The Custodian shall:

                  a. Mail  to  each  Planholder  a  confirmation  of Fund Shares purchased,  stating  the  purchase price per Fund Share, number of Fund

         Shares  purchased  after applicable deductions, and the total number of

         Fund Shares held for the Planholder's Plan Account;

                  b. Mail  to  each  Planholder  a notice of the next investment due;

                  c. Upon  the  instruction  of the Sponsor or the Fund, mail to each Planholder such prospectuses, periodic financial reports, dividend statements,  tax  notices  and  notices  of  meetings  and  other proxy soliciting  materials as are required by law or regulation; the cost of such  mailings  shall  be reimbursed to the Custodian by the Sponsor or the Fund;

                  d. Cause  periodic  audits  of  the  books  of  the  Custodian relating  to the custodianship of Pioneer Independence Plans to be made at least annually by independent
         certified  public  accountants  selected  by the Sponsor and reasonably satisfactory to the Custodian, and more frequently, if required by  law or regulation;

                  e. Prepare  and  file such reports and returns as are required by  law  or  regulation  to  permit  the  custodianship  to continue in operation;

                  f. Answer all inquires from Planholders concerning their Plans;

                  g. Furnish   to   the   Internal   Revenue   Service   and  to

         each  Planholder  all  required  returns relating to dividends or other distributions  to  such Planholder's Plan Account(s) for federal income tax reporting purposes; and

                  h.   Any  and  all  duties  of  the  Custodian  enumerated  in

         the  foregoing provisions of Section II for which the Custodian assumes primary  responsibility  may  be  delegated  by  the  Custodian  to the

         Sponsor.  Upon  the  written request of the Sponsor, the Custodian will delegate  any  of  its  functions  described  in  this Section II or in

         Section  III  below,  provided  that such delegation is consistent with

         Sections 26 and 27 of the 1940 Act.   In  addition,  the  Custodian may

         delegate  its  duties  under  this  Agreement  to its affiliate, Boston

         Financial  Data  Services,  Inc. ("BFDS"), a  transfer agent registered under  Section 17A(c)(2) of the 1933 Act, provided that such delegation is  not  inconsistent with Sections 26 or 27 of the 1940 Act.  No other delegation  of  the  Custodian's duties may be made without the written agreement  of the Sponsor.  In the event the Custodian delegates one or more  of  its  duties  hereunder  with the consent of the Sponsor or to

         BFDS, the Custodian shall remain
         responsible for  all  acts and omissions relative to the performance of such duties as if any related acts and/or omissions are its own.

E.       FEES AND CHARGES.

     1.  REMUNERATION.  As remuneration  for the services to be performed by the

Custodian under this Agreement,  the Custodian shall receive the fees,  charges,

and  reimbursements  for expenses as listed in the  attached  Schedule A to this

Agreement  and the  applicable  Prospectus  which charges shall be deducted from

Plan investments or Planholders'  Plan Accounts,  as specified in the applicable

Prospectus, unless the Custodian is otherwise reimbursed by the Sponsor.

     In the  event  of a  default  by the  Sponsor  in  the  performance  of any

administrative   service  relating  to  the  custodianship   described  in  this

Agreement,  the Custodian will perform such service for a consideration  payable by or from the account of the Planholders.  Such  consideration  shall not be in excess of the amount provided for in this Agreement, including Schedules hereto.

Any  deductions  under the terms of this  provision  shall be made in accordance with the terms of Section  26(a)(2) of the 1940 Act and any rules thereunder (or any successor rules).

     2.   PAYMENTS  TO  SPONSOR.   No  payment  to  the   Sponsor,   or  to  any

affiliated person or agent of the Sponsor,  shall be allowed the Custodian as an expense  except for payment to the Sponsor of a delegated  duty fee described in the attached Schedule A.

                             III. SPONSOR'S FUNCTION

A.       ADMINISTRATION OF PIONEER INDEPENDENCE PLANS.

     1. GENERAL.  The Sponsor agrees to perform the functions  required of it by the terms of this Agreement and the applicable Prospectus.

     2. OPERATIONS.  The Sponsor will use its best efforts to distribute Pioneer

Independence  Plans by  entering  into sales  agreements  with other  registered broker-dealers,  maintain  adequate office  facilities and management  staff and keep current records.

     3. COMPLIANCE. The Sponsor assumes full responsibility for the preparation,

contents and  distribution of the Prospectus,  for complying with all applicable requirements  of the 1933 Act and of the  1940 Act and for the  preparation  and filing of such other reports or documents as are required by law or  regulation,

and  covenants  and  agrees  to take all  action,  and not to omit  any  action,

necessary to carry out such  responsibilities.  The Custodian is not responsible for the preparation,  contents and  distribution of the Fund Prospectus,  or for any  related  compliance.  With  respect to any  duties for which the  Custodian assumes  primary  responsibility  but which it  delegates  to the  Sponsor,  the

Sponsor  covenants and agrees that the Sponsor will take or cause its affiliates to take all  action,  and not to omit any  action,  necessary  to carry out such duties, and agrees to furnish to the Custodian,  upon request,  evidence thereof satisfactory  to the  Custodian  and its counsel.  The Sponsor will use its best efforts to make Fund Shares available for purchase to the Custodian at net asset value.

     4. INITIAL  PAYMENT.  Upon the sale of each Plan,  the Sponsor will require each  selling  broker-dealer,  not  later  than  the  time  for the  first  Plan investment for the purchase of Fund Shares, to forward to the Custodian: (i) the

Plan  Application  and (ii) a check  payable to the Custodian  representing  the initial Plan  investment or copies of forms  appropriate  for the election of an automatic  investment  option  authorizing  the  payment  of money  by wire,  by

Automatic  Clearinghouse  ("ACH"),  by  Electronic  Funds  Transfer  ("EFT")  or

transfer or in some other form acceptable to the Custodian.

     4. CREATION AND SALES  CHARGES.  The Sponsor  receives a Creation and Sales

Charge to  compensate  it for its  services  and costs in creating the Plans and arranging  for their  administration,  for making the Fund Shares  available  to

Planholders  at net asset value and for selling  expenses and  commissions  with respect to the Pioneer  Independence  Plans.  This  charge is deducted  from the first 12 investments under a Plan as set forth in the applicable Prospectus.

     5. PLANS IN DEFAULT. Upon receipt from the Custodian of a monthly statement of Planholders  specifying  those Plans in current default on Plan  investments,

the Sponsor  will request that the selling  broker-dealer  endeavor  promptly to have said Planholders remedy their defaults.

     6. PLAN  CANCELLATIONS.  In the event that the  Sponsor  receives  from the

Custodian a notice of Plan  cancellation by a Planholder,  and such cancellation is subject under  applicable  law and the Prospectus to a refund of a portion of the Creation and Sales Charges  previously  imposed under the Plan,  the Sponsor shall transmit funds to the order of the Custodian in an amount equal to the refundable amount calculated in accordance with applicable law and the Prospectus.  The Custodian  shall then refund the appropriate  amount to the

Planholder.

B.       FURNISHING OF DOCUMENTS, FORMS AND INFORMATION.

     1. The  Sponsor  shall  furnish  to the  Custodian  and file to the  extent required by law on behalf of the Custodian:

                  a. FINANCIAL  STATEMENTS. As soon as available, a copy of each

         audit   report   and   other   financial  statements  relating  to  the

         custodianship  of the Pioneer Independence Plans and sufficient reports and  other documents required to be mailed to Planholders under Section

         II.

                  b. TAX RETURNS.  Not  less  than 20 calendar days prior to the due  date  thereof,  all  federal and state income tax returns, and all other tax returns, if any, required by law to be filed by the Custodian with  respect  to  its  custodianship  hereunder,  prepared in form for execution  and  filing,  together  with  advice  concerning  the proper allocation of expenses and other items among the Planholders.  Such tax returns shall be filed by the Sponsor on behalf of the Custodian.

                  c.  DISTRIBUTION  AGREEMENT.  Promptly  after  the   execution

         thereof,  a copy of any amendment to the Distribution Agreement between the  Sponsor and the Fund and a copy of any new or additional agreement entered into in lieu thereof.

                  d. PIONEER INDEPENDENCE PLANS MATERIALS.  Draft  copies of all literature,  prospectuses,  printed  matter  and  other  material which contain  any  references  to  the Custodian,  except  material which is

         merely   circulated   among  or  sent  to  employees,  stockholders  or

         representatives  of  the  employees, stockholders or representatives of the Sponsor and correspondence in the ordinary course of business which refers  in  accurate terms to the Custodian's functions with respect to

         Pioneer  Independence Plans.  The  Sponsor  agrees  that  none  of  the documents specified in this clause shall be reproduced in final form or distributed  until  a draft of such documents have been provided to the

         Custodian.  In the event the Custodian has comments on such drafts, the

         Custodian  shall  comment  in writing and transmit such comments to the

         Sponsor within 48 hours of receipt of the draft material.

                  e. DISTRIBUTION REPORTS.  Not later than the time specified by

         Treasury  Regulations  for  advising  Planholders of income and capital gains  distributions  of regulated investment companies and within such time  requirements  as  may be specified by the Securities and Exchange

         Commission  or  other  regulatory  agency,  printed forms for reporting distribution to Planholders for income tax purposes.

C.       SUBSTITUTION OF THE UNDERLYING INVESTMENT.

     1. PROCEDURE.  In the event that the Sponsor  substitutes shares of another investment medium for Fund Shares in accordance with the procedures set forth in the applicable  Prospectus and as required by law, all required notices shall be prepared by the Sponsor. In connection
with  such  substitution,  the Custodian  is  authorized  to  charge against the

Plan Account of a Planholder  such  Planholder's  pro rata share of the expenses

(including tax liability)  incurred by the Custodian or the Sponsor,  and to pay to the  Custodian  or to the Sponsor the amount of such charge  attributable  to expenses incurred by the Custodian or the Sponsor,  respectively,  in connection with the substitution.  The Custodian and the Sponsor shall furnish one another,

and make available to Planholders upon request, a detailed  statement  itemizing their respective expenses.

     The Sponsor may effect  substitution  of Fund Shares whenever it deems such substitution  to be in the best  interests  of the  Planholders,  subject to the following:

                  a. SECURITIES AND EXCHANGE COMMISSION. To the extent required,

         the Sponsor shall receive prior approval by the Securities and Exchange

         Commission for  any  substitution under the provisions of Section 26(b)

         of the 1940 Act.

                  b. SHARES.  The  Sponsor  may  substitute for Fund Shares then held  and  yet  to be purchased or both.  Substituted  shares  must  be generally  comparable  in character and quality to Fund Shares and must be registered under the 1933 Act.  In  the  event  of a substitution of

         Fund Shares, the terms "Fund" and "Fund Shares" as used herein shall be deemed  to  include the substituted open-end management company and the substituted shares of such open-end management company.

                  c. CUSTODIAN. The Sponsor shall satisfy the Custodian that the substitute  shares may be purchased and redeemed on generally favorable terms and arrange for the Custodian to acquire substitute shares having an aggregate value at least equal to that of the

         Fund Shares replaced.   In  addition,  the  Sponsor  shall  provide the

         Custodian with a signed certificate stating that any appropriate notice of  the  proposed  substitution  has  been  given  to  each  Planholder according to the terms of the Prospectus.

                  d. PLANHOLDERS. The  Sponsor  shall  notify each Planholder in writing  that,  unless  the  Planholder  surrenders  the  Plan  to  the

         Custodian within 30 days  of  the  date  of mailing of such notice, the

         Planholder  will  be  deemed  to  have  authorized the substitution and agreed to bear his or her pro rata share of actual related expenses, if any.

                     IV. FUNCTIONS OF SPONSOR AND CUSTODIAN

A.       PLANHOLDER INQUIRIES.

     The Sponsor and the  Custodian  will  respond  promptly to each  Planholder inquiry received by the Sponsor and Custodian,  respectively, to the extent that the Sponsor or Custodian,  as  applicable,  can respond to such inquiry.  In the event that any such inquiry  cannot be responded  to, the party  receiving  such inquiry will refer the inquiry to the other party to this Agreement.

                                V. MISCELLANEOUS

A.       ASSIGNMENT.

     This  Agreement  shall not be  assigned  by either  of the  parties  hereto without the prior written consent of the other party.

B.       INDEMNIFICATION BY THE SPONSOR.

     The Sponsor, its successors and assigns, shall at all times fully indemnify and hold harmless the Custodian,  its  successors and assigns,  from any and all liability, claims, demands, actions, suits, cost or expense of any nature as the same may arise or be made  against  or be  incurred  by the  Custodian  from the failure of the Sponsor to comply with any law, rule,  regulation or order of the

United States, any state or any other jurisdiction, governmental authority, body

or  board  having   jurisdiction,   relating  to  the  sale,   registration   or

qualification  of the Plans or any of them, or the securities sold in connection therewith.  The Fund also agrees to indemnify the Custodian  for, and to hold it harmless against,  any loss, liability or expense incurred without negligence or bad faith on the part of the Custodian, arising out of or in connection with the acceptance  hereof or the  performance of its duties  hereunder,  as well as the costs and expenses of defending  against any claim or liability in the premises,

provided  that no claim  against  the  Custodian  which  might be subject to the foregoing indemnification provisions shall be confessed,  settled or compromised by the  Custodian  without the  Custodian  first having given 15 days'
notice  in  writing  to  the  Sponsor  of  the  material  facts,   and  provided

further that the Sponsor shall have the right upon written  demand  delivered to the  Custodian  within 15 days  following  the date of such notice to contest or defend such claim in the name of the Custodian.

C.       COMMUNICATIONS.

     All communications provided for hereunder shall be in writing sent by first class mail or delivered to the respective parties as follows:

                  PIONEER FUNDS DISTRIBUTOR, INC.
                  Attention:  Robert P. Nault, General Counsel
                  60 State Street
                  Boston, MA  02109

                  STATE STREET BANK AND TRUST COMPANY
                  Attention: President, Boston Financial Data Services, Inc. 225 Franklin Street
                  Boston, MA  02110

provided  that  either  party  may, by  written  notice duly given in accordance herewith, specify a different address for the purpose hereof.

E.        COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an  original  and all of which  shall be deemed one and the same instrument.

F.       INSPECTION.

     An executed copy of this Agreement and all amendments thereto shall be kept on file by the Custodian  and shall be open to  inspection by any  Planholder at any time during the business hours of the Custodian.

G.       SCHEDULES.

     All references  herein to Schedules  shall be deemed to refer to Schedule A attached to this Agreement which is hereby expressly made a part hereof.

H.       AMENDMENT.

     This  Agreement,  including  but not limited to  Schedule A hereto,  may be amended from time to time as mutually  agreed by the parties  hereto in writing.

Notwithstanding  the foregoing,  this  Agreement  shall not be amended in such a manner as to  adversely  affect  the  rights and  privileges  of any  Planholder without first obtaining the Planholder's written consent.

I.       CONSTRUCTION.

     This  Agreement  shall be  subject to and  construed  under the laws of the

Commonwealth of Massachusetts.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed,  and their respective  corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                           PIONEER FUNDS DISTRIBUTOR, INC.



                                        By: /s/ Robert L. Butler
                                            [Robert L. Butler
                                            President]
(Seal)


Attest:


----------------------------


                                           STATE STREET BANK AND TRUST COMPANY


                                        By:  /s/ Ronald E. Logue
                                             [Ronald E. Logue
                                             Executive Vice President]


(Seal)


Attest:


g:/funds/custogr8.doc

                                   SCHEDULE A

                                FEES SCHEUDLE FOR
                       STATE STREET BANK AND TRUST COMPANY
                         FOR SERVICES AS PLAN CUSTODIAN
                            (DATED FEBRUARY 5, 1998)

         The following fees and charges will be deducted from the Plans or from Planholder accounts and paid to the Custodian in accordance with the terms of the Prospectus. An asterisk (*) denotes fees that the Fund has voluntarily elected to pay to the Custodian on behalf of the Plans.

GENERAL

         Fees are based on an annual per shareholder account charge for account maintenance plus transaction and out-of-pocket expenses. There is a minimum charge of $3,500 per month applicable to each fund in the complex. Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

ANNUAL ACCOUNT SERVICE FEES

        Open Account                            12.00/year *

ACTIVITY BASED FEES

        New Account Kits                        $3.00/each *
        Telephone Calls                         $2.50/each *
        Correspondence                          $3.00/each *

PLANHOLDER FEES

        IRA Annual Maintenance                  $10.00/year1
        Bounced Checks                          $5.00/each
        Transcripts                             $5.00/each year researched
        Terminations of Incomplete Plans        $2.50/each
        Inactive Accounts 2                     $12.00/year

         1 The Custodian will receive $6; The Pioneer Group, Inc. will receive $4.
         2 A Plan that is not current and to which no investments have been made for a 12-month period.

OUT OF POCKET EXPENSES

         Out-of-pocket expenses include, but are not limited to: confirmation statements, checks, postage, forms, telephone, microfilm, microfiche, year-end forms and expenses incurred at the specific direction of Pioneer Funds Distributor, Inc.